UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2021

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY
COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 East 44th Street, Suite 1200

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement.

Greenbacker Renewable Energy Company LLC Enters into a Fourth Amended and Restated Advisory Agreement

Greenbacker Renewable Energy Company LLC (the “Company”) announced today that on July 1, 2021 the Company entered into a Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, Greenbacker Renewable Energy Corporation, and Greenbacker Capital Management LLC (the “Advisor”). Capitalized terms used herein shall have the same meaning as set forth in the Advisory Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

The amendments to the Advisory Agreement, previously approved by the Board of Directors of the Company, provide for the Base Management Fee to be calculated as an annual percentage of the Company’s average Net Asset Value (as defined below) in accordance with the following schedule:

Average Net Asset Value	Base Management Fee
$1 to $800,000,000	2.00% (0.167% monthly)
$800,000,001 to $1,500,000,000	1.75% (0.14583% monthly)
Greater than $1,500,000,000	1.50% (0.125% monthly)

“Net Asset Value” for purposes of calculating the Base Management Fee shall mean, for any quarter, the Company’s total assets minus liabilities determined in accordance with US generally accepted accounting principles.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

10.1	FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT, DATED AS OF JULY 1, 2021, BY AND BETWEEN GREENBACKER RENEWABLE ENERGY COMPANY LLC, GREENBACKER RENEWABLE ENERGY CORP. AND GREENBACKER CAPITAL MANAGEMENT LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

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